Exhibit 10.14

LEASE MODIFICATION/TERMINATION AGREEMENT

THIS LEASE MODIFICATION/TERMINATION AGREEMENT made as of the 27 day of March, 2023, by and between WALP 57-61, LLC with a principal place of business c/o David Adam Realty, Inc., 57 Wilton Road, Westport, Connecticut 06880 (“Landlord”), and Intensity Therapeutics, Inc. (“Tenant”).

WHEREAS, Landlord and Tenant desire to terminate the Lease dated January 16, 2017 by and between Landlord and Tenant, as modified per First Amendment of Lease dated November 2018 and Second Amendment dated July 20, 2020.

WHEREAS, the current Lease Expiation Date is September 30, 2023, and the parties agree to change the Lease Expiration Date per the terms outlined herein.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties agree as follows:

1.	Tenant agrees to vacate the portion of the third floor Premises leased to Portage (“Portage Premises) per the diagram in appendix l and the first floor Expansion Premises on or before April 30, 2023.

2.	Tenant shall deliver the Portage Premises and the Expansion Premises to Landlord in broom clean condition, with all of Landlord’s Fixtures, Furniture & Equipment to remain on or before April 30, 2023 for Portage and May 31st, for Expansion Premises Any Tenant owned furniture (tables, chairs, bookcases) and the wifi network devices (FF&E), shall remain on the first floor premises as part of the early termination agreement and become property of Landlord.

3.	Tenant shall continue to have the right to occupancy for the remaining premises (“Intensity Premises”) through September 30, 2023.

4.	For the period May l, 2023 – September 30, 2023, Tenant shall continue to pay the following payments for the Intensity Premises (defined as the allocated space on the third floor per the diagram in appendix 1), per the schedule outlined below:

Remaining Rent	Base Rent	CAM	Per Month
May-23	$3,485.83	$200.43	$3,686.26
Jun-23	$3,485.83	$200.43	$3,686.26
Jul-23	$3,485.83	$200.43	$3,686.26
Aug-23	$3,485.83	$200.43	$3,686.26
Sep-23	$3,485.83	$200.43	$3,686.26

5.	For the period May 1, 2023 – September 30, 2023, Tenant shall pay its allocated share of the Intensity Premises utilities costs (21.3%) for the Intensity Premises.

6.	Landlord agrees to waive the cost of the Expansion space for the period of April and May. In return, Tenant will provide Landlord with a convertible note in Tenant’s company in the amount of $12,552, which equates to a 30% discount off of future IPO pricing. This note is in addition to Tenant leaving all its FF&E described above in the Expansion space. All other charges due shall be paid on the execution of this agreement (remaining March and April rent, CAM and utilities)

7.	Landlord shall have unilateral the right to terminate Tenant’s right to occupancy of the Intensity Premises through September 30, 2023, on Forty-Five (45) days advance written notice to Tenant.

8.	Upon the sooner of September 30, 2023, or the effective date of early termination notice for the Intensity Premises, Tenant shall surrender the Intensity Premises to Landlord, in broom clean condition, with Landlord’s furniture, fixtures, and equipment to remain. Any Tenant owned furniture (tables, chairs, bookcases) or equipment wifi devices, or Tenant specific artwork, shall remain on the first floor premises and become the property of the Landlord.

9.	Upon fulfillment of the payment and other obligations as provided as provided herein, both Landlord and Tenant hereby mutually release, remise, and relinquish all claims which have accrued or which could have been asserted prior to the date hereof between the parties in both the Lease. Landlord agrees to return the security deposit for the premises being vacated per the provisions of the Lease. Any signage created by the Tenant during Tenants occupancy shall be retained on the doors and external facade of the building and considered Tenant property. Tenant shall remove such signage prior to vacating the property and repair walls as needed.

10.	CONTINGENCY. The effectiveness of this agreement is contingent upon Landlord executing a new lease with Portage and a lease for the 1st floor Expansion Premises at terms acceptable to Landlord in its sole discretion. Landlord will provide written notice to Tenant that the contingencies have been released.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

Signed, Sealed, and Delivered.

LANDLORD:

WALP 57-61, LLC

By:	/s/ David A. Waldman
David A. Waldman Manager, Waldman Associates Limited Partnership

TENANT:

Intensity Therapeutics, Inc.

By:	/s/ Lewis Bender
Lewis Bender, CEO

EXHIBIT A